02105003956640000481080AFS0955

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$527,844.68	04-20-2009	04-20-2011	***			18096	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower: INTERNATIONAL ISOTOPES, INC.
4137 COMMERCE CIRCLE
IDAHO FALLS, ID 83401

Lender: Compass Bank
Texas Processing Center
1300 Maco Drive
Pharr, TX 78577
(800) 239-1996

Principal Amount: $527,844.68 **Date of Agreement: April 20, 2009**

DESCRIPTION OF EXISTING INDEBTEDNESS. The indebtedness evidenced by the note, credit agreement or other instrument from Borrower in favor of Lender dated JANUARY 15, 2004 in the original principal amount of $733,595.00 (the "Note").

DESCRIPTION OF COLLATERAL. The collateral described in each security agreement, mortgage, deed of trust, pledge agreement or other document that currently secures the Note shall continue to secure the Note as modified by this Change in Terms Agreement and any and all previous and future renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the Note.

DESCRIPTION OF CHANGE IN TERMS. The Note is modified as provided in this Change in Terms Agreement: The payments required under the Note shall be those shown in the PAYMENT section below. Balloon Payment. The Note is payable in full upon the Maturity Date in a single balloon payment. Borrower must pay the entire outstanding principal, interest and any other charges then due. Unless otherwise required by applicable law, Lender is under no obligation to refinance the balloon payment at that time. Borrower may be required to make payments out of other assets or find a lender, which may be Lender, willing to lend Borrower the money. If Borrower refinances the balloon, Borrower may have to pay some or all of the closing costs normally associated with a new credit extension, even if Borrower obtains refinancing from Lender. The interest rate provided in the Note is decreased to be a fixed rate of 7.25% per annum. The maturity date of the Note is extended as provided in the PAYMENT section below.

PAYMENT. Borrower will pay this loan in 23 regular payments of $9,090.06 each and one irregular last payment estimated at $386,033.76. Borrower's first payment is due May 20, 2009, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 20, 2011, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. All interest payable under this loan is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in the loan documents.

PREPAYMENT PREMIUM. Upon prepayment of this Agreement, Lender is entitled to the following prepayment premium: If Borrower makes any partial or full prepayment of the outstanding principal balance on the Note, Borrower shall pay to Lender a prepayment premium equal to one percent (1%) of the amount of principal that is prepaid, multipled by the number of years remaining on the term of this Note as of the date Lender receives the prepayment. A partial year shall be considered one full year. Examples: The outstanding principal balance is $500,000, and maturity date is March 15, 2006. (1) If Borrower makes a partial prepayment of $100,000 that Lender receives on September 1, 2004, Borrower shall pay to Lender a prepayment premium of $2,000 [($100,000 x 1%) x 2 = $2,000]. (2) If Borrower makes a full prepayment of $500,000 that Lender receives on February 1, 2005, Borrower shall pay to Lender a prepayment premium of $10,000 [($500,000 x 1%) x 2 = $10,000]. Borrower must pay this prepayment premium regardless of whether the prepayment is voluntary or mandatory, as when an Event of Default occurs and the entire unpaid balance of this Note becomes due and payable. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Agreement or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result in Borrower's making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Compass Bank, Texas Processing Center, 1300 Maco Drive, Pharr, TX 78577.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

POST MATURITY RATE. The Post Maturity Rate on this loan is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or ability to perform Borrower's obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire indebtedness, including the unpaid principal balance under this Agreement, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Agreement or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire an attorney to help collect this Agreement if Borrower does not pay, and Borrower will pay Lender's reasonable attorneys' fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Agreement; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting a lien on or transferring a certificate of title to any motor vehicle offered as security for this Agreement, or premiums or identifiable charges received in connection with the sale of authorized insurance.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the State of Texas.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Agreement is secured by the following collateral described in the security instrument listed herein: inventory, accounts, equipment and general intangibles described in a Commercial Security Agreement dated April 20, 2009.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

JURISDICTION. Any legal action or proceeding brought by Lender or Borrower against the other arising out of or relating to the loan evidenced by this instrument (a "Proceeding") shall be instituted in the federal court for or the state court sitting in the county where Lender's office that made this loan is located. With respect to any Proceeding, each Borrower, to the fullest extent permitted by law: (i) waives any objections that Borrower may now or hereafter have based on venue and/or forum non conveniens of any Proceeding in such court; and (ii) irrevocably submits to the jurisdiction of any such court in any Proceeding. Notwithstanding anything to the contrary herein, Lender may commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction if determined by Lender to be necessary in order to fully enforce or exercise any right or remedy of Lender relating to this loan, including without limitation, realization upon collateral that secures this loan.

ERRORS AND OMISSIONS. I agree that if deemed necessary by Lender or any agent closing the loan evidenced by this Note ("the Loan"), Lender or the agent may correct and adjust this Note and any other documents executed in connection with the Loan ("Related Documents") on my behalf, as if I were making the correction or adjustment, in order to correct clerical errors. A clerical error is information in a document that is missing or that does not reflect accurately my agreement with Lender at the time the document was executed. If any such clerical errors are material changes, I agree to fully cooperate in correcting such errors within 30 days of the date of mailing by Lender of a request to do that. Any change in the documents after they are signed to reflect a change in the agreement of the parties is an "alteration" or "amendment," which must be in writing and signed by the party who will be bound by the change.

CHANGE IN INITIAL INTEREST RATE. If this Note, evidences an extension of credit with a variable rate and an initial interest rate is stated, the initial rate stated on the Note when it is signed may differ from the actual rate due to changes in the index before closing.

INTEREST RATE PROTECTION. If Borrower enters into a separate agreement with Lender for an interest rate swap product designed to allow Borrower effectively to pay a fixed rate on all or any portion of this variable rate Note (a "Swap Agreement"), then, for any payment period under this Note, Lender will waive any minimum interest rate provided in the Note, but only: (1) for as long as the Swap Agreement remains in effect; and (2) with respect to that portion of the outstanding principal balance of this Note that is equal to the amount used to calculate the payment due under the Swap Agreement for the same payment period.

DEFINED TERMS. Unless otherwise defined in this Change in Terms Agreement, all undefined terms shall have the meanings given to them in the Note or related loan documents.

MINIMUM INTEREST RATE. Notwithstanding anything to the contrary contained in your note, credit agreement or other instrument (the "Note") your interest rate or Periodic Rate, will never be lower than the legal minimum interest rate or floor as described in your Note. If your Note provides for a variable rate tied to an index plus a margin, that rate may, at times, total an amount less than the Minimum Interest Rate. In such case your interest rate or Periodic Rate will be the stated Minimum Interest Rate. In the event that the sum of the Index plus the margin is greater than the Minimum Interest Rate, then this higher rate shall be the interest rate or Periodic Rate charged on your Note.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the Indebtedness without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

MISCELLANEOUS PROVISIONS. NOTICE: Under no circumstances (and notwithstanding any other provisions of this Agreement) shall the interest charged, collected, or contracted for on this Agreement exceed the maximum rate permitted by law. The term "maximum rate permitted by law" as used in this Agreement means the greater of (a) the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Agreement, or (b) the higher, as of the date of this Agreement, of the "Weekly Ceiling" or the "Quarterly Ceiling" as referred to in Sections 303.002, 303.003 and 303.006 of the Texas Finance Code. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Agreement does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Agreement until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Agreement, and notice of acceleration of the maturity of this Agreement. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

INTERNATIONAL ISOTOPES, INC.

By: ______________________________

STEVE T. LAFLIN, President & CEO of INTERNATIONAL ISOTOPES, INC.

INTERNATIONAL ISOTOPES, INC.

By: ______________________ [redacted]

STEVE T. LAFLIN, President & CEO of INTERNATIONAL ISOTOPES, INC.